     Filed with the Securities and Exchange Commission on November 1, 2001
                                              Registration No. 333- ___________

--------------------------------------------------------------------------------



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ___________________________________


                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                      __________________________________

                     EARTHFIRST TECHNOLOGIES, INCORPORATED
            (Exact name of registrant as specified in its charter)

State of Florida            601 South Fremont Avenue         59-3462501
(State or Other               Tampa, Florida 33606        (I.R.S. Employer
Jurisdiction of           (Address, including zip code   Identification No.)
Incorporation or         of principal executive office)
Organization)

          EarthFirst Technologies, Incorporated Equity Incentive Plan
       EarthFirst Technologies, Incorporated 2001 Equity Incentive Plan
                     Stock Options and Stock for Employees
                           (Full title of the plan)

                          Michael T. Cronin, Esquire
              Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                              911 Chestnut Street
                             Post Office Box 1368
                           Clearwater, Florida 34617
                                (813) 461-1818
                     (Name, address, and telephone number
                             of agent for service)


                                 1 of 6 Pages
                            Exhibit Index on Page 6

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

----------------------------------------------------------------------------------------
Title of             Amount      Proposed Maximum   Proposed Maximum    Amount of
Securities to         To Be       Offering Price   Aggregate Offering  Registration
Be Registered (3)  Registered      Per Share (1)        Price (1)          Fee
----------------------------------------------------------------------------------------
Common Stock,      31,700,000(2)      $0.105          $3,328,500          $832.13
par value $.0001   shares (4)

(1) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the closing price of the Registrant's common stock ($.105) as reported by OTBB on October 31, 2001.

(2) Represents (i) 9,000,000 shares underlying the Registrants Equity Incentive Plan, (ii) 20,000,000 shares underlying the Registrants 2001 Equity Incentive Plan, (iii) 2,200,000 shares underlying options issued to employees, and (iv) 500,000 shares issued to employees.

(3) This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. However, any offers or sales of the securities covered by this Registration Statement by affiliates or the offer or sale of "control" securities shall only be made by the means of a reoffer prospectus which complies with the requirements of Form S-3 which reoffer prospectus shall be filed as a post-effective amendment to this Form S-8 Registration Statement in accordance with the general instructions to Form S-8.

(4) Plus such additional number of shares as may be required pursuant to the Plans in the event of a stock split, recapitalization or other similar event.
                               ________________

           Approximate date of proposed sales pursuant to the plan:
  As soon as practicable after this Registration Statement becomes effective.

                                    PART I

                               EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in this Plan as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the months ended March 31, 2001 and June 30, 2001.

     (c)     Form 8-K dated May 30, 2000.

     (d)     Form 8-K/A dated July 13, 2001.

     (e)     All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities.
     ----------------------------------

     Not Applicable

     Item 5. Interest of Named Experts and Counsel.
     ----------------------------------------------

     None.

     Item 6. Indemnification of Directors and Officers.
             -----------------------------------------

     The Florida General Corporation Law (the "FGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amount paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, or proceeding, had no reasonable cause to believe that their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
The Registrant's Articles of Incorporation and Bylaws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the FGCL.

     Item 7. Exemption from Registration Claim.
     ------------------------------------------

     Not Applicable.

     Item 8. Exhibits.
             --------

     4.1     Form of Equity Incentive Plan (1)

     4.2     Form of 2001 Equity Incentive Plan*

     5       Opinion re legality

     23.1    Consent of Independent Certified Public Accountants

     23.2    Consent of Legal Counsel (included as part of Exhibit 5)

             (1) Filed with 2000 Form 10-KSB.
             *  Filed herewith.

     Item 9. Undertakings.
             ------------

     A.      Undertakings Relating to Delayed or Continuous Offerings of
             -----------------------------------------------------------
Securities.
----------

             (1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.      Undertaking Relating to the Incorporation of Certain Documents by
             -----------------------------------------------------------------
Reference.
---------

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 25, 2001.

                                    EarthFirst Technologies, Incorporated


                                    By: /s/ John D. Stanton
                                        ----------------------------------------
                                            John D. Stanton,
                                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                           DATE
     ---------                      -----                           ----

/s/ John D. Stanton                 Chairman of the Board           10-25-01
--------------------------------                                    ------------
John D. Stanton

/s/ James Mahoney                   Chief Executive Officer         10-25-01
--------------------------------                                    ------------
James Mahoney                       Director

/s/ Tim Klace                       Chief Financial Officer,        10-25-01
--------------------------------                                    ------------
Tim Klace                           Principal Accounting Officer

/s/ Donald K. Dankner               Director                        10-25-01
--------------------------------                                    ------------
Donald K. Dankner

/s/ Nicholas R. Tomassetti          Director                        10-25-01
--------------------------------                                    ------------
Nicholas R. Tomassetti

/s/ Jeffrey D. Tranen               Director                        10-25-01
--------------------------------                                    ------------
Jeffrey D. Tranen

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                                 EXHIBIT INDEX
                                 -------------

                                                                      Sequential
Exhibit                                                                  Page
Number              Title                                               Number
------              -----                                               ------


  4.1       2001 Equity Incentive Plan                                     8

  5         Opinion re legality                                           20

  23.1      Consent of Independent Certified Public Accountants           22

  23.2      Consent of Legal Counsel (included as part of Exhibit 5)      20